As filed with the Securities and Exchange Commission on November 2, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the Securities Act of 1933

EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4444 Brittmoore Road	47-3282259
(State or other jurisdiction of incorporation or organization)	Houston, Texas 77041 (281) 854-3000	(IRS Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, including Area Code, of
Registrant’s of Principal Executive Offices)

EXTERRAN CORPORATION 2015 STOCK INCENTIVE PLAN

EXTERRAN CORPORATION DIRECTORS’ STOCK AND DEFERRAL PLAN
(Full title of plan)

Valerie L. Banner

4444 Brittmoore Road

Houston, Texas 77041

(281) 854-3000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.01 per share	4,000,000	(2)	$18.67	$74,680,000	$7,520.28
Common stock, par value $0.01 per share	125,000	(3)	$18.67	$2,333,750	$235.01
(1)

In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share of the Registrant (“Common Stock”) that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of 4,000,000 shares of Common Stock issuable under the Exterran Corporation 2015 Stock Incentive Plan, which will become effective upon the distribution of all the outstanding shares of Common Stock by Exterran Holdings, Inc. to its shareholders.

(3)

Consists of 125,000 shares of Common Stock issuable under the Exterran Corporation Directors’ Stock and Deferral Plan, which will become effective upon the distribution of all the outstanding shares of Common Stock by Exterran Holdings, Inc. to its shareholders.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low prices of the Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on October 29, 2015.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the SEC by Exterran Corporation (the “Registrant”) are incorporated by reference herein:

(a)         The Registrant’s effective Registration Statement on Form 10-12B (File No. 001-36875) initially filed with the SEC on March 13, 2015, as amended; and

(b)         The description of the Registrant’s common stock contained in its Registration Statement on Form 10-12B (File No. 001- 36875) initially filed with the SEC on March 13, 2015, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or; (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated certificate of incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for  breach of fiduciary duty as a director. However, nothing contained in such provision eliminates or limits the liability of a director (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, the Registrant intends to enter into agreements to indemnify each of its directors and executive officers that will contain provisions that may in some respects be broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require the Registrant, among other things, to indemnify directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, as applicable, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Exhibit Description

3.1

Form of Amended and Restated Certificate of Incorporation of Exterran Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

3.2

Form of Amended and Restated Bylaws of Exterran Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

4.3

Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

5.1	Opinion of Latham & Watkins LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Exterran Corporation 2015 Stock Incentive Plan (filed herewith).

99.2	Exterran Corporation Directors’ Stock and Deferral Plan (filed herewith).

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 2, 2015.

EXTERRAN CORPORATION

By:	/s/ Jon C. Biro
Jon C. Biro Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew J. Way and Jon C. Biro, and each of them, with full power to act without the other, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/Andrew J. Way	President	November 2, 2015
Andrew J. Way	(Principal Executive Officer)

/s/ Jon C. Biro	Senior Vice President and Chief Financial Officer	November 2, 2015
Jon C. Biro	(Principal Financial Officer and Principal Accounting Officer)

/s/ William M. Goodyear	Director	November 2, 2015
William M. Goodyear

/s/ John P. Ryan	Director	November 2, 2015
John P. Ryan

/s/ Christopher T. Seaver	Director	November 2, 2015
Christopher T. Seaver

/s/ Richard R. Stewart	Director	November 2, 2015
Richard R. Stewart

/s/ Ieda Gomes Yell	Director	November 2, 2015
Ieda Gomes Yell

/s/ Mark R. Sotir	Director	November 2, 2015
Mark R. Sotir

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1

Form of Amended and Restated Certificate of Incorporation of Exterran Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

3.2

Form of Amended and Restated Bylaws of Exterran Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

4.3

Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10-12B, as filed with the SEC on July 9, 2015 (File No. 001- 36875)).

5.1	Opinion of Latham & Watkins LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Exterran Corporation 2015 Stock Incentive Plan (filed herewith).

99.2	Exterran Corporation Directors’ Stock and Deferral Plan (filed herewith).